Exhibit 99.1
April 19, 2017
For Immediate Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com

LOWE’S ANNOUNCES CASH TENDER OFFER FOR UP TO $1.6 BILLION AGGREGATE PRINCIPAL AMOUNT OF CERTAIN OF ITS OUTSTANDING DEBT SECURITIES
MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW) (the “Company”) today announced the commencement of a cash tender offer (the “Tender Offer”) for up to $1.6 billion combined aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 7.110% Notes due 2037, 6.650% Notes due 2037, 5.800% Notes due 2036, 5.500% Notes due 2035, 5.800% Notes due 2040, 5.125% Notes due 2041, 5.000% Notes due 2043, 6.875% Notes due 2028, 6.500% Notes due 2029, and 4.625% Notes due 2020 (collectively, the “Notes”) in the priorities set forth in the table below. The purpose of the Tender Offer is to reduce the outstanding debt represented by the Notes purchased in the Tender Offer and reduce the Company’s future interest expense. Notes that are accepted in the Tender Offer will be purchased, retired and cancelled by the Company and will no longer represent outstanding obligations of the Company.

The following table sets forth certain information regarding the Notes and the Tender Offer:

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page (1)	Early Tender Premium (per $1,000)	Fixed Spread (basis points)
7.110% Notes due 2037	54866NBJ7	$100,000,000	1	2.875% U.S. Treasury due November 15, 2046	FIT1	$30.00	85
6.650% Notes due 2037	548661CP0	$500,000,000	2	2.875% U.S. Treasury due November 15, 2046	FIT1	$30.00	85
5.800% Notes due 2036	548661CL9	$450,000,000	3	2.875% U.S. Treasury due November 15, 2046	FIT1	$30.00	85
5.500% Notes due 2035	548661CJ4	$500,000,000	4	2.875% U.S. Treasury due November 15, 2046	FIT1	$30.00	80
5.800% Notes due 2040	548661CR6	$500,000,000	5	2.875% U.S. Treasury due November 15, 2046	FIT1	$30.00	90
5.125% Notes due 2041	548661CU9	$500,000,000	6	2.875% U.S. Treasury due November 15, 2046	FIT1	$30.00	90
5.000% Notes due 2043	548661DA2	$500,000,000	7	2.875% U.S. Treasury due November 15, 2046	FIT1	$30.00	90
6.875% Notes due 2028	548661AH0	$300,000,000	8	2.250% U.S. Treasury due February 15, 2027	FIT1	$30.00	80

6.500% Notes due 2029	548661AK3	$400,000,000	9	2.250% U.S. Treasury due February 15, 2027	FIT1	$30.00	80
4.625% Notes due 2020	548661CQ8	$500,000,000	10	1.500% U.S. Treasury due April 15, 2020	FIT1	$30.00	15

(1)	The applicable page on Bloomberg from which the lead dealer managers for the Tender Offer will quote the bid-side prices of the applicable U.S. Treasury Security.

The Tender Offer is being made upon and is subject to the terms and conditions, including a financing condition, set forth in the Company’s Offer to Purchase dated April 19, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal. The Tender Offer will expire at 11:59 p.m., New York City time, on May 16, 2017, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on May 2, 2017 (the “Early Tender Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the Tender Offer for each series of Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not withdrawn on or prior to the Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline but on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 11:00 a.m., New York City time, on May 3, 2017, unless extended by the Company.

Payments for Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered on or prior to the Early Tender Deadline is expected to be May 4, 2017, two business days following the Early Tender Deadline (the “Early Settlement Date”). The settlement date for Notes that are tendered following the Early Tender Deadline but on or prior to the Expiration Date is expected to be May 17, 2017, one business day following the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.

Subject to the Maximum Tender Amount, all Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any tendered Notes having a lower Acceptance Priority Level (with 10 being the lowest), and all Notes validly tendered following the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered following the Early Tender Deadline having a lower Acceptance Priority Level. However, even if the Tender Offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount, Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered following the Early Tender Deadline even if such Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered on or prior to the Early Tender Deadline.

Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn would cause the Maximum Tender Amount to be exceeded. If the Notes within an Acceptance Priority Level are accepted on a prorated basis, no series of Notes with an Acceptance Priority Level lower than such prorated series of Notes will be accepted for purchase. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for purchase.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is conditioned on the satisfaction or waiver of the conditions described in the Offer to Purchase, including a financing condition and certain other general conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offer; (ii) extend or terminate the Tender Offer; (iii) increase or decrease the Maximum Tender Amount; or (iv) otherwise amend the Tender Offer in any respect.

Information Relating to the Tender Offer

BofA Merrill Lynch and J.P. Morgan Securities LLC are acting as the lead dealer managers for the Tender Offer, and Goldman, Sachs & Co., Inc. and U.S. Bancorp Investments, Inc. are acting as co-dealer managers. The information agent and tender agent is D.F. King & Co., Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co., Inc. at (866) 721-1211 (toll-free), (212) 269-5550 (banks and brokers) or lowes@dfking.com. Questions regarding the Tender Offer should be directed to BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free) or J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3833 (collect) or (866) 834-4666 (toll-free). This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offer is being made only pursuant to an Offer to Purchase dated April 19, 2017 and a related Letter of Transmittal, which set forth the terms and conditions of the Tender Offer, and only in such jurisdictions as is permitted under applicable law.

Disclosure Regarding Forward-Looking Statements

Included herein are forward-looking statements, including statements with respect to an anticipated financing. There are many factors that affect management’s views about future events and trends of the business and operations of the Company, all as more thoroughly described in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking information included in this release or any of its public filings.

About Lowe’s

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 17 million customers a week in the United States, Canada and Mexico. With fiscal year 2016 sales of $65.0 billion, Lowe’s and its related businesses operate or service 2,365 home improvement and hardware stores and employ over 290,000 people. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit www.Lowes.com.

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